Exhibit 3.133

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Organization Limited-Liability Company (PURSUANT TO NRS CHAPTER 86)

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Limited- Liability Company: (must contain approved limited-liability company wording; see instructions)			Check box if a Series Limited- Liability Company ☐	Check box if a Restricted Limited- Liability Company ☐

2. Registered Agent for Service of Process: (check only one box)	☐ Commercial Registered Agent:
Name
	☐ Noncommercial Registered Agent OR (name and address below)	☐ Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity
Nevada
	Street Address	City		Zip Code
Nevada
	Mailing Address (if different from street address)	City		Zip Code

3. Dissolution Date: (optional)	Latest date upon which the company is to dissolve (if existence is not perpetual):

4. Management: (required)	Company shall be managed by: ☐ Manager(s) OR ☐ Member(s)
(check only one box)

5. Name and Address of each Manager or Managing Member: (attach additional page if more than 3)	1)
Name

	Street Address	City	State	Zip Code
2)
Name

	Street Address	City	State	Zip Code
3)
Name

	Street Address	City	State	Zip Code

6. Effective Date	Effective Date:	Effective Time:
and Time: (optional)

7. Name, Address and Signature of Organizer: (attach additional page if more than 1 organizer)		X
	Name	Organizer Signature

	Address	City	State	Zip Code
8. Certificate of Acceptance of Appointment of Registered Agent:	I hereby accept appointment as Registered Agent for the above named Entity.
X
	Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity			Date

This form must be accompanied by appropriate fees.	Nevada Secretary of State NRS 86 DLLC Articles